UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2009

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01       OTHER EVENTS

On July 28, 2009, Apollo Gold Corporation (“Apollo”) issued a press release announcing recent results of production and mill throughput at its Black Fox mine and mill located near Timmins, Ontario, Canada.

Apollo reported that, during the two month period of May and June 2009, the Black Fox mill processed 78,000 tonnes of ore at an average grade of 5.1 grams of gold per tonne of ore, which resulted in production of 11,860 ounces of gold and a recovery rate of approximately 92.5%.  The average mill throughput rate during this period was therefore approximately 1,280 tonnes per day.

Apollo also announced that, due to a few mechanical challenges, it was unable to achieve the anticipated steady state throughput at the Black Fox mill of 1,500 tonnes per day during the first half of June 2009, but was able to achieve that throughput rate throughout the second half of June 2009 and that, for the first 26 days of July 2009, the Black Fox mill throughput averaged 1,800 tonnes per day.  Apollo also announced that it had commissioned the previously announced new crushing circuit during the first week of July 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 29, 2009

APOLLO GOLD CORPORATION

By:	/s/ Melvyn Williams
Melvyn Williams
Chief Financial Officer and Senior Vice President – Finance and Corporate Development